UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2011

CRC HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

333-135172	73-1650429
(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600 Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 272-8668.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 16, 2011, CRC Health Corporation (the “Company”) announced that effective March 4, 2011, Jim Hudak will resign from his position as the chief administrative officer of CRC Health Corporation (a subsidiary of CRC Health Group).

Mr. Hudak is resigning to become chief executive officer of Paradigm Management Services.

As of the effective date of his resignation, the Company will retain Mr. Hudak as a member of its clinical advisory board for a two (2) year period. Of the 20,000 options for Class L common shares and the 180,000 options for Class A common shares held by Mr. Hudak, 15,000 options for Class L common shares and 135,000 options for Class A common shares will be cancelled. Mr. Hudak will retain 5,000 options for Class A common shares and 45,000 for Class L common shares in consideration for his services as a member of the clinical advisory board. These options are fully vested and will remain eligible for exercise until the later to occur of the termination of his tenure on, or his resignation or removal from, the Company’s clinical advisory board. The Company will pay Mr. Hudak a lump-sum of $150,000 in lieu of bonus that he would have received for the fiscal years ending 2010 and 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC HEALTH CORPORATION.

/s/ Pamela B. Burke
Pamela B. Burke
Vice President, General Counsel and Secretary

Date: February 16, 2011